                                                                     EXHIBIT 4.5


                                                                  EXECUTION COPY
                                                                         04/2099



                            COMMON SECURITY AGREEMENT

                           Dated as of April 20, 1999


                                     made by


                THE PERSONS LISTED ON THE SIGNATURE PAGES HEREOF,

                                  as Grantors,

                                       to

                              THE BANK OF NEW YORK,

                                   as Trustee,

                                       and

                              THE BANK OF NEW YORK,

                  as Account Collateral Securities Intermediary


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                                TABLE OF CONTENTS

SECTION                                                                                                                PAGE
SECTION 1.  Certain Defined Terms.........................................................................................2

SECTION 2.  Grant of Security.............................................................................................3

SECTION 3.  Security for Obligations; Limitation of Liability.............................................................5

SECTION 4.  Delivery of Collateral........................................................................................5

SECTION 5.  Debt Service Reserve Account..................................................................................6

SECTION 6.  Investments of Amounts in Debt Service Reserve Account........................................................8

SECTION 7.  Representations and Warranties................................................................................8

SECTION 8.  Further Assurances; Place of Perfection......................................................................11

SECTION 9.  Covenant to Give Further Security............................................................................12

SECTION 10.  The Trustee Appointed Attorney-in-Fact......................................................................12

SECTION 11.  The Trustee May Perform.....................................................................................13

SECTION 12.  No Assumption of Duties; Reasonable Care....................................................................13

SECTION 13.  Voting Rights; Dividends; Etc...............................................................................14

SECTION 14.  Transfers and Other Liens; Additional Equity Interests......................................................14

SECTION 15.  Security Interest Absolute..................................................................................15

SECTION 16.  Remedies....................................................................................................16

SECTION 17.  Expenses....................................................................................................17

SECTION 18. Amendments, Waivers and Consents.............................................................................18

SECTION 19.  Notices; Etc................................................................................................19


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                                       ii

SECTION 20.  Continuing Security Interest................................................................................19

SECTION 21.  Waivers and Acknowledgments.................................................................................20

SECTION 22.  Subrogation.................................................................................................20

SECTION 23.  Release and Termination.....................................................................................21

SECTION 24.  Authority of the Trustee....................................................................................21

SECTION 25.  Execution in Counterparts...................................................................................21

SECTION 26.  Reinstatement...............................................................................................22

SECTION 27.  Severability................................................................................................22

SECTION 28.  Governing Law; Entire Agreement.............................................................................22


Schedule I        -        Pledged Interests
Schedule II       -        Pledged Debt
Schedule III      -        Partnership Collateral
Schedule IV       -        Chief Places of Business and Chief Executive Offices


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                                                              EXHIBIT 4.5

                            COMMON SECURITY AGREEMENT

                  COMMON SECURITY AGREEMENT dated April 20, 1999, made and entered into by and among (a) EAST COAST POWER L.L.C., a Delaware limited liability company (the "Company"), (b) JEDI LINDEN LP, L.L.C., JEDI LINDEN NB, L.L.C., and JEDI CAMDEN LP, L.L.C., each a Delaware limited liability company (collectively, the "Subsidiary Grantors" and, together with the Company, the "Grantors"), (c) THE BANK OF NEW YORK, a New York banking corporation, in its capacity as trustee (together with any successor Trustee under the Indenture, the "Trustee") for the holders from time to time (the "Holders") of the Notes (as defined in the Indenture referred to below), issued by the Company under the Indenture referred to below and (d) The Bank of New York in its capacity as Account Collateral Securities Intermediary (together with any successor in such capacity permitted hereunder, the "Account Collateral Securities Intermediary").

PRELIMINARY STATEMENTS.

                  (1) The Company and the Trustee have entered into an indenture dated as of April 20, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Company is issuing Notes on the date hereof in an aggregate principal amount of $850,000,000.

                  (2) The Company has caused the Account Collateral Securities Intermediary to establish an account (the "Debt Service Reserve Account") at its offices at 101 Barclay Street, Floor 21 West, New York, NY 10286, Administrative Account No.103348, in the name of "The Bank of New York, as Trustee for the benefit of the holders of the Senior Secured Notes of East Coast Power L.L.C.:
Debt Service Reserve Account."

                  (3) The Holders and the Trustee have appointed the Account Collateral Securities Intermediary as their Securities Intermediary for purposes of maintaining the Debt Service Reserve Account and performing certain actions with respect thereto in accordance with the terms of this Agreement.

                  (4) Each of the Subsidiary Grantors will derive substantial direct and indirect benefits from the transactions contemplated by the Indenture.

                  (5) It is a condition precedent to the initial purchase of the Notes by the initial Holders thereof that each of the Grantors shall have granted the security interest and made the pledge and assignment contemplated by this Agreement.

                  NOW, THEREFORE, in consideration of the premises and in order to induce the initial Holders to purchase the Initial Notes (as defined in the Indenture), each Grantor hereby agrees with the Trustee and the Account Collateral Securities Intermediary, for the benefit of the Trustee and for the ratable benefit of the Holders of the Notes, as follows:

                  SECTION 1. Certain Defined Terms. Unless otherwise defined in this Section 1, (a) capitalized terms used in this Agreement (including the schedules and exhibits hereto) have the meanings specified in the Indenture, and
(b) terms used in Article 8 or 9 of the Uniform Commercial Code from time to time in effect in the State of New York (the "NYUCC") are used herein as therein defined. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

                  "Account Collateral" has the meaning specified in Section
         2(a).

                  "Book-Entry Security" means a security maintained in the form of entries (including, without limitation the Security Entitlements in, and the financial assets based on, such security) in the commercial book-entry system of the Federal Reserve System.


                  "Collateral" has the meaning specified in Section 2.

                  "Entitlement Holder" means a Person that (i) is an "entitlement holder" as defined in Section 8-102(a)(7) of the NYUCC (except in respect of a Book-Entry Security); and (ii) in respect of any Book-Entry Security, is an "entitlement holder" as defined in 31 C.F.R. Section 357.2 (or, as applicable to such Book-Entry Security, the corresponding Federal Book-Entry Regulations governing such Book-Entry Security) which, to the extent required or permitted by the Federal Book-Entry Regulations, is also an "entitlement holder" as defined in Section 8-102(a)(7) of the NYUCC.

                  "Federal Book-Entry Regulations" means (a) the federal regulations contained in Subpart B ("Treasury/Reserve Automated Debt Entry System (TRADES)" governing Book-Entry Securities consisting of U.S. Treasury bonds, notes and bills) and Subpart D ("Additional Provisions") of 31 C.F.R. Part 357, 31 C.F.R. Sections 357.10 through Sections 357.14 and Sections 357.41 through Sections 357.44 (including related defined terms in 31 C.F.R. Sections 357.2); and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other Book-Entry Securities.

                  "Partnership Collateral" has the meaning specified in Section 2(c).

                  "Pledged Debt" has the meaning specified in Section 2(b)(ii).

                  "Pledged Interests" has the meaning specified in Section 2(b)(i).

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                                        3



                  "Secured Obligations" has the meaning specified in Section 3.

                  "Securities Intermediary" means a Person that (a) is a "securities intermediary" as defined in Section 8-102(a)(14) of the NYUCC and (b) in respect of any Book-Entry Security, is also a "securities intermediary" as defined in 31 C.F.R. Section 357.2 (or, as applicable to such Book-Entry Security, the corresponding Federal Book-Entry Regulations governing such Book-Entry Security).

                  "Security Collateral" has the meaning specified in Section
         2(b).

                  "Security Entitlement" means (a) "security entitlement" as defined in Section 8-102(a)(17) of the NYUCC (except in respect of a Book-Entry Security); and (b) in respect of any Book-Entry Security, a "security entitlement" as defined in 31 C.F.R. Section 357.2 (or, as applicable to such Book-Entry Security, the corresponding Federal Book-Entry Regulations governing such Book-Entry Security) which, to the extent required or permitted by the Federal Book-Entry Regulations, is also a "security entitlement" as defined in Section 8-102(a)(17) of the NYUCC.

                  SECTION 2. Grant of Security. Each Grantor hereby pledges and assigns to the Trustee, for its benefit and for the ratable benefit of the Holders of the Notes, and hereby grants to the Trustee, for its benefit and the ratable benefit of the Holders of the Notes, a continuing security interest in and to all of such Grantor's right, title and interest in and to the following (whether consisting of investment securities, Book-Entry Securities or other securities, Security Entitlements, financial assets or other investment property, accounts, general intangibles, instruments or documents, chattel paper, securities accounts, deposit accounts or other bank, trust or cash collateral accounts, or other property, assets or rights), whether now owned or hereafter acquired, wherever located and whether now or hereafter existing (collectively, the "Collateral"):

                  (a) all of the following (collectively, the "Account Collateral"):

                           (i) the Debt Service Reserve Account, all funds held
                  therein and all certificates and instruments, if any, from time to time representing or evidencing the Debt Service Reserve Account, and all Securities Entitlements from time to time maintained or carried in the Debt Service Reserve Account and all financial assets held in or credited to the Debt Service Reserve Account;

                           (ii) all Dollar Permitted Investments held, carried
                  in or credited to the Debt Service Reserve Account from time to time and all certificates and instruments, if any, from time to time representing or evidencing any such Dollar Permitted Investments;

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                                       4



                           (iii) all notes, certificates of deposit, deposit
                  accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed, maintained or held by the Trustee or the Account Collateral Securities Intermediary for or on behalf of such Grantor in respect of any of the then existing Account Collateral, including, without limitation, those delivered to or possessed in substitution for or in addition to any or all of the then existing Account Collateral; and

                           (iv) all interest, dividends, cash, instruments and
                  other property and assets from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;

                  (b) all of the following (collectively, the "Security Collateral"):

                           (i) the shares of capital stock, membership interests
                  and other Equity Interests set forth opposite such Grantor's name in Schedule I hereto and issued by the Persons indicated therein, whether or not evidenced by certificates, and the certificates, if any, representing such shares or other Equity Interests, all security therefor and all dividends, distributions, profits, bonuses, premiums, income, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other interests (collectively, the "Pledged Interests"); and

                           (ii) the indebtedness set forth opposite such
                  Grantor's name in Schedule II hereto and issued by the Persons indicated therein, and the instruments, if any, evidencing such indebtedness, all security therefor and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness (collectively, the "Pledged Debt");

                  (c) each partnership interest set forth opposite such Grantor's name in Schedule III hereto, and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Grantor's right, title and interest in and to each such partnership interest, including, but not limited to (i) the certificates, if any, representing such partnership interests and (ii) all instruments representing such additional interests, and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests) (any and all such right, title and interest, distributions, cash, instruments and other property of each Grantor being, such Grantor's "Partnership Collateral"); and

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                                       5



                  (d) all proceeds (including cash proceeds) of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described in clauses (a) - (c) of this
         Section 2) and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Trustee is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (ii) payments and distributions made with respect to the foregoing.

                  SECTION 3. Security for Obligations; Limitation of Liability.
(a) This Agreement secures the payment of all obligations of the Grantors, now or hereafter existing, under the Indenture, the Notes and this Agreement (including, without limitation, any extensions, modifications, substitutions, amendments and renewals hereof or thereof), in each case whether direct or indirect, absolute or contingent, and whether for principal, interest, fees, indemnification payments, contract causes of action, costs, expenses or otherwise (all such Obligations being the "Secured Obligations"). Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor to the fullest extent permitted by applicable law, the payment of all amounts that constitute part of the Secured Obligations and would be owed by such Grantor to the Trustee or any Holders under the Indenture, the Notes or the Security Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Grantor.

                  (b) The liability of each Subsidiary Grantor under this Agreement shall not exceed the greater of (i) the net benefit realized by such Subsidiary Grantor from the proceeds of the issuance of the Notes made available from time to time by the Company to such Subsidiary Grantor or any Subsidiary of such Subsidiary Grantor and (ii) the greater of (A) 95% of the Adjusted Net Assets of such Subsidiary Grantor on the date of delivery hereof and (B) 95% of the Adjusted Net Assets of such Subsidiary Grantor on the date of any payment hereunder. "Adjusted Net Assets" of any Subsidiary Grantor at any date means the lesser of (I) the amount by which the fair value of the property of such Subsidiary Grantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities, but excluding liabilities under this Agreement, of such Subsidiary Grantor at such date and (II) the amount by which the present fair salable value of the assets of such Subsidiary Grantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Grantor on its debts, excluding debt in respect of this Agreement, as they become absolute and matured.

                  SECTION 4. Delivery of Collateral. (a) The Grantors shall ensure that all certificates or instruments representing or evidencing Security Collateral, if any, shall be delivered to and be held by or on behalf of the Trustee, pursuant hereto and shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, duly notarized, all in form and substance reasonably satisfactory to the Trustee. The Trustee shall have the right, at any time and without notice to any Grantor, to transfer to or register in the name of the Trustee (or any of its nominees) any or all of the Security Collateral, respectively, subject only to the revocable rights specified in Section 13(b). In addition, the Trustee shall have the right at any time and from time to time to exchange certificates or instruments representing or evidencing Security Collateral held by it for certificates or instruments of smaller or larger denominations.

                  (b) Concurrently with the execution and delivery of this Agreement, the Grantors will file proper financing statements in all jurisdictions necessary or prudent to perfect and protect the liens and security interests created hereunder, covering the Collateral described herein.

                  SECTION 5. Debt Service Reserve Account. (a) The Account Collateral Securities Intermediary shall cause the Debt Service Reserve Account to be, and the Debt Service Reserve Account shall be, separate from all other accounts held by or under the control and dominion of The Bank of New York, the Account Collateral Securities Intermediary or the Trustee.

                  (b) The Account Collateral Securities Intermediary represents, warrants and agrees as follows:

                  (i) The Bank of New York acting as Account Collateral Securities Intermediary (A) is a Securities Intermediary on the date hereof and (B) so long as this Agreement remains in effect and The Bank of New York remains the Account Collateral Securities Intermediary, shall remain a Securities Intermediary, and shall act as such with respect to the Trustee, the Debt Service Reserve Account and all of the assets, property and items (including all Security Entitlements maintained or carried in the Debt Service Reserve Account) from time to time transferred, credited or deposited to or maintained or carried in the Debt Service Reserve Account.

                  (ii) The Debt Service Reserve Account is, and shall remain, a securities account, with the Trustee as the sole Entitlement Holder of such account (and all Security Entitlements from time to time maintained or carried therein) and the sole Person having "control" (within the meaning of Section 8-106 and Section 9-115(1)(e) of the NYUCC) over such account and such Security Entitlements.

                  (iii) In furtherance of clause (ii) above, the Account Collateral Securities Intermediary has credited and will continue to credit such assets, property and items to the Debt Service Reserve Account in accordance with this Agreement; provided that in no event shall any amounts or Dollar Permitted Investments deposited in or credited to the Debt Service Reserve Account be registered in the name of any Grantor, payable to the order of any Grantor or specially indorsed to any Grantor except to the extent that the foregoing have been specially indorsed to the Account Collateral Securities Intermediary or in blank.

                  (iv) To the maximum extent permitted by applicable law, all assets, property and items from time to time carried in the Debt Service Reserve Account shall constitute financial assets, and the Account Collateral Securities Intermediary shall treat all such assets, property and items as financial assets.

                  (v) The Account Collateral Securities Intermediary (A) shall comply with any and all entitlement orders received by it from the Trustee in respect of the Account Collateral or any assets, property or items from time to time carried in the Debt Service Reserve Account, in each case without the consent of any Grantor or any other Person, and
         (B) shall not comply with the entitlement orders of any other Person.

                  (vi) The "securities intermediary's jurisdiction" (within the meaning of Section 8-110(e) of the NYUCC) of the Account Collateral Securities Intermediary is and will continue to be the State of New York.

                  (vii) Except for the rights of the Trustee under paragraph (v) above, the Account Collateral Securities Intermediary knows of no right or claim to or interest in the Account Collateral (including any "adverse claim" within the meaning of Section 8-102(a)(1) of the NYUCC) by any Person other than the Company; it being understood that the Account Collateral Securities Intermediary has not conducted an independent investigation.

                  (viii) The Account Collateral Securities Intermediary solely in its individual capacity has not entered into and will not enter into any agreement with any other Person relating to Debt Service Reserve Account and/or any financial assets from time to time credited thereto, or Securities Entitlements carried therein, pursuant to which it has agreed to comply with entitlement orders of such Person or any other Person. The Account Collateral Securities Intermediary has not entered into and will not enter into any other agreement with any of the Grantors or any other Person purporting to limit or condition the obligation of the Account Collateral Securities Intermediary to comply with entitlement orders originated by the Trustee as set forth in paragraph (v) above.

                  (ix) The Account Collateral Securities Intermediary hereby waives and releases any lien, encumbrance, claim, right of set-off or other right it may have against the Debt Service Reserve Account or any financial asset carried in the Debt Service Reserve Account or any credit balance in the Debt Service Reserve Account, or Securities Entitlements carried therein (except that the Account Collateral Securities Intermediary may set off the face amount of any checks which have been credited to the Debt Service Reserve Account but are subsequently returned unpaid because of uncollected or insufficient funds) and agrees that it will not assert any such lien, encumbrance, claim or right against the Debt Service Reserve Account or any financial asset carried in the Debt Service Reserve Account or any credit balance in the Debt Service Reserve Account, or Securities Entitlements carried therein.

                  (x) Anything herein to the contrary notwithstanding, the Account Collateral Securities Intermediary will not be required to follow any instruction that would violate any applicable law, decree, regulation or order of any government or governmental body (including any court or tribunal).

                  (c) The Debt Service Reserve Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority having jurisdiction over the Debt Service Reserve Account, as may now or hereafter be in effect.

                  SECTION 6. Investments of Amounts in Debt Service Reserve Account. (a) So long as no Event of Default shall have occurred and be continuing, the Trustee shall direct the Account Collateral Securities Intermediary to invest and disburse amounts in the Debt Service Reserve Account, and shall direct the Account Collateral Securities Intermediary to liquidate Dollar Permitted Investments in accordance with the Indenture; provided that the Account Collateral Securities Intermediary shall only be obligated to, and shall be fully protected by, following entitlement orders given by the Trustee. All securities and financial assets credited to the Debt Service Reserve Account shall be registered in the name of the Account Collateral Securities Intermediary, endorsed to the Account Collateral Securities Intermediary or in blank or credited to another securities account maintained in the name of the Account Collateral Securities Intermediary and in no case will any financial asset credited to the Debt Service Reserve Account be registered in the name of any Grantor, payable to the order of any Grantor or specially endorsed to any Grantor except to the extent the foregoing have been specially endorsed to the Account Collateral Securities Intermediary or in blank.

                  (b) All Dollar Permitted Investments made by the Account Collateral Securities Intermediary in respect of the Debt Service Reserve Account, and the net proceeds of the sale, liquidation or payment thereof, all interest thereon and all other income received or otherwise realized with respect thereto, shall be held in the Debt Service Reserve Account, as Account Collateral until distributed pursuant to the Indenture, Sections 16 or 23, or transferred pursuant to entitlement orders given by the Trustee.

                  SECTION 7. Representations and Warranties. Each Grantor represents and warrants as of the date of this Agreement as follows as to itself and as to the Collateral owned by it:

                  (a) Such Grantor is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Grantor has all power and authority and all governmental licenses, authorizations, consents and approvals required in each case to carry on its business as now conducted, except to the extent that the failure to have such power, authority, licenses, authorizations, consents and approvals could not reasonably be expected to have a Material Adverse Effect.

                  (b) The execution, delivery and performance by such Grantor of this Agreement are within such Grantor's powers, have been duly authorized by all necessary action of such Grantor, require, in respect of such Grantor, no action by or in respect of, or filing with, any governmental body, agency or official, except for the filing of financing statements in favor of the Trustee on or prior to the date hereof as may be required for the perfection of the Security Interest herein granted in the Collateral and do not contravene, or constitute a default under, any provision of law or regulation (including Regulation X of the Board of Governors of the Federal Reserve System) applicable to such Grantor or Regulation U of the Board of Governors of the Federal Reserve System or the certificate of formation or the limited liability company agreement of such Grantor or any judgment, injunction, order, decree or material agreement binding upon such Grantor or result in or require the creation or imposition of any Lien on any of the Collateral e.

                  (c) This Agreement has been duly executed and delivered by such Grantor. This Agreement is the legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

                  (d) There is no pending, or to such Grantor's knowledge, threatened action, suit or proceeding against such Grantor before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could reasonably be expected to have Material Adverse Effect or which in any manner draws into question the legality, validity, binding effect or enforceability of this Agreement.

                  (e) The chief place of business and chief executive office of such Grantor are located at the address specified for such Grantor on
         Schedule IV to this Agreement. Such Grantor has no trade names.

                  (f) Such Grantor is the legal and beneficial owner of the Collateral, which is in existence as of the date hereof, of such Grantor free and clear of any Lien (other than Liens not prohibited by the Indenture), except for the security interest created by this Agreement and the Liens created under the Bridge Loan which will terminate upon the filing of termination financing statements on the Issue Date. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, and such Grantor has not entered into any security control agreement or other agreement similar in effect, in each case covering all or any part of the Collateral, except such as may have been filed in favor of the Trustee relating to this Agreement or the other Security Documents.

                  (g) The Pledged Interests pledged by such Grantor (i) have been duly authorized and validly issued and (ii) constitute the percentage of the issued and outstanding Equity Interests in the issuers thereof indicated on Schedule I hereto. There are no existing options, warrants, calls or commitments of any character whatsoever relating to any Equity Interests in such Grantor or such issuer except as set forth in the limited liability company agreement of the issuers. There are no shareholder agreements, voting trust agreements or other agreements or understandings to which such Grantor is a party or by which such Grantor may otherwise be bound that affect the voting or other rights of a holder of any Equity Interest in the Company or any of the Pledged Interests (including, without limitation, the ability to transfer any such Equity Interest), except for this Agreement and the limited liability company agreements of the issuers of such Pledged Interests. None of the Pledged Interests pledged by such Grantor is evidenced by a security certificate, other certificate or instrument that has not been delivered to the Trustee in its original form.

                  (h) All of the Pledged Debt pledged by it (i) has been duly authorized, authenticated or issued and delivered, (ii) is the legal, valid and binding obligation of the Person that incurred such Debt and
         (iii) is evidenced by one or more promissory notes, which notes have been delivered to the Trustee. No party to any of such Pledged Debt is in default thereunder.

                  (i) This Agreement, the pledge of the Collateral pursuant hereto and the pledge, assignment and delivery to the Trustee of the certificates representing the Security Collateral pursuant hereto, together with stock or other transfer powers duly executed in blank, create a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary to perfect and protect such security interest have been duly taken.

                  (j) No consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other third party is required either (i) for the grant by such Grantor of the assignment and security interest granted hereby, for the pledge by such Grantor of any of the Collateral pursuant hereto or for the execution, delivery or performance of this Agreement by such Grantor, (ii) for the perfection or continuation of perfection of the pledge, assignment and security interest created hereby (including the priority of such pledge, assignment or security interest), except for the filing of financing and continuation statements under the Uniform Commercial Code, which financing statements have been duly filed, (iii) for the exercise by the Trustee of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally or (iv) consents, authorizations, approvals or other actions or filings that have been made or obtained on or prior to the date hereof.

                  SECTION 8. Further Assurances; Place of Perfection. (a) Each Grantor agrees that from time to time, at its sole expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or prudent or that the Trustee may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted by it hereunder (including, without limitation, the priority thereof) or to enable the Trustee to exercise and enforce its rights and remedies hereunder and under any of the other Collateral Documents with respect to any of the Collateral. Without limiting the generality of the foregoing, each Grantor will with respect to all Collateral owned by it:

                  (i) if any Collateral shall be evidenced by a certificate, promissory note or other instrument or by chattel paper, deliver and pledge to the Trustee hereunder such certificate, note or other instrument or such chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Trustee, and

                  (ii) execute and file such financing statements, continuation statements or other similar documents, or amendments thereto, and such other instruments or notices, as may be necessary or required or as the Trustee may deem reasonably prudent and may request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted under this Agreement.

                  (b) Each Grantor hereby authorizes the Trustee to cause the filing of one or more financing statements, continuation statements or other similar documents, and amendments thereto, relating to all or any part of the Collateral owned by it without the signature of such Grantor where permitted by applicable law. A photocopy or other reproduction of this Agreement or any financing statement or other similar document covering the Collateral owned by it or any part thereof shall be sufficient as a financing statement or other similar document where permitted by applicable law.

                  (c) Each Grantor shall furnish to the Trustee from time to time statements and schedules further identifying and describing the Collateral owned by it and such other reports in connection with such Collateral as the Trustee may reasonably request, all in reasonable detail.

                  SECTION 9. Covenant to Give Further Security. Each Grantor hereby agrees that, if, and at such time as, it acquires title to, or any other ownership interest in, any additional Equity Interests in any issuer of the Pledged Interests or Partnership Collateral (excluding any such Equity Interest issued in exchange or substitution for (i) JEDI Linden GP L.L.C's general partnership interest in Linden Ltd., (ii) JEDI Camden LP L.L.C's general partnership interest in Camden GP or (iii) Jedi Linden Inc's one percent interest in JEDI Linden GP L.L.C.) it will, at its sole expense:

                  (a) as promptly as practicable and in any event within five
         (5) days after such acquisition, notify the Trustee of its acquisition of title thereto or such other ownership interest therein;

                  (b) as promptly as practicable and in any event within 30 days after such acquisition, (i) duly execute and deliver such mortgages, pledges, assignments and/or other security agreements as are necessary to create a valid lien thereon and security interest therein in favor of the Trustee, for its benefit and the benefit of the Holders of the Notes, in each case in form and substance satisfactory to the Trustee, and (ii) make all filings and take all other actions that are necessary or that the Trustee may deem reasonably prudent and may request to perfect and protect a valid and perfected first priority lien thereon and security interest therein in favor of the Trustee, for its benefit and the benefit of the Holders of the Notes.

                  SECTION 10. The Trustee Appointed Attorney-in-Fact. In addition to all of the powers granted to the Trustee pursuant to the Indenture, each Grantor hereby irrevocably appoints the Trustee its attorney-in-fact (which appointment is coupled with an interest and is irrevocable), with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise and with full power of substitution, from time to time, to take any action and to execute any instrument to accomplish the purposes of this Agreement (it being understood that the Trustee will not be required to act unless otherwise set forth herein or in the Indenture) including, without limitation:

                  (a) upon the occurrence and during the continuance of an Event of Default, to ask for, demand, collect, sue for, recover, compromise, receive, and give acquittance and receipts for, moneys due and to become due under or in respect of any of the Collateral;

                  (b) to receive, endorse and collect any drafts, instruments or other documents or any chattel paper in connection with this Agreement (including, without limitation, all instruments representing or evidencing any interest payment or other distribution in respect of the Security Collateral or Partnership Collateral or any part thereof) and to give full discharge for the same;

                  (c) to withdraw or order the release or transfer of funds from the Debt Service Reserve Account in accordance with the terms of this Agreement or the Indenture;

                  (d) to sell, transfer, assign or otherwise deal with the Collateral or any part thereof under, and in accordance with, the terms of the Indenture or Section 16 in the same manner and to the same extent as if the Trustee was the absolute owner thereof; and

                  (e) upon the occurrence and during the continuation of any Event of Default, to file any claims or take any action or institute any proceedings that may be necessary or that the Trustee may deem reasonably prudent for the collection of any of the Collateral or otherwise to enforce the rights of the Trustee with respect to any of the Collateral.

                  SECTION 11. The Trustee May Perform. If any Grantor fails to make any payment required to be made by it, or to perform any other act or agreement required to be performed by it, in each case under this Agreement, the Trustee, without waiving or releasing any obligation or default, may (but shall not be obligated to) make such payment or perform such other act, or cause the payment or performance thereof, for the account and at the sole expense of such Grantor. All amounts so paid by the Trustee and all costs and expenses so incurred shall constitute obligations of such Grantor secured hereunder and shall be payable under Section 17(b). The Trustee shall not be liable for any damages resulting from any such payment or performance.

                  SECTION 12. No Assumption of Duties; Reasonable Care. The rights and powers conferred on the Trustee hereunder are solely to preserve and protect the security interest of the Trustee and the Holders of the Notes in and to the Collateral granted hereby and shall not be interpreted to, and shall not impose any duties on the Trustee in connection therewith other than those expressly provided herein or imposed under applicable law. Except as provided by applicable law or by the Indenture, the Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Trustee accords similar property held by the Trustee for its own account, it being understood that the Trustee in its capacity as such shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities or other matters relative to any Collateral, whether or not the Trustee has or is deemed to have knowledge of such matters, (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral or (c) subject to Section 1304 of the Indenture, investing or reinvesting any of the Collateral or any loss on any investment. The Trustee shall be entitled to all the rights, benefits, privileges and immunities accorded to it under the Indenture.

                  SECTION 13. Voting Rights; Dividends; Etc. (a) So long as no Event of Default shall have occurred and be continuing:

                  (i) Each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Security Collateral or Partnership Collateral pledged and assigned by it hereunder, or any part thereof, for any purpose not inconsistent with the terms of this Agreement, the Indenture and the Notes;

                  (ii) Each Grantor shall be entitled to receive, retain, and distribute any and all dividends, interest and other distributions paid or distributed in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Indenture or the Notes.

                  (iii) The Trustee shall execute and deliver (or cause to be executed and delivered) to such Grantor all such proxies and other instruments as any Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive, retain, and distribute pursuant to paragraph (ii) above.

                  (b) Upon the occurrence and during the continuance of an Event of Default:

                  (i) All rights of any Grantor (A) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 13(a)(i) shall, upon notice to such Grantor by the Trustee, cease and (B) to receive the dividends, payments and other distributions that it would otherwise be authorized to receive, retain, and distribute pursuant to Section 13(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Trustee, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Collateral such dividends, payments, and other distributions as the Holders of a majority in interest of outstanding Notes shall direct.

                  (ii) All dividends, payments, and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 13(b) shall be received in trust for the benefit of the Trustee, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Trustee as Collateral in the same form as so received (with any necessary indorsement).

                  SECTION 14. Transfers and Other Liens; Additional Equity Interests; Release of Collateral. (a) Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral of such Grantor except as permitted under the terms of the Indenture, or (ii) create or suffer to exist any Lien on any of its assets or properties except for Liens created hereunder and Liens not prohibited under Section 1014 of the Indenture.

                  (b) Each Grantor agrees that it shall cause each issuer of the Pledged Interests or Partnership Collateral owned by such Grantor not to issue any Equity Interests or Pledged Interests, unless immediately upon such issuance, such Equity Interests or Pledged Interests are pledged to the Trustee for the benefit of the Holders; provided that any such Equity Interest issued in exchange or substitution for (i) JEDI Linden GP L.L.C's general partnership interest in Linden Ltd., (ii) JEDI Camden LP L.L.C's general partnership interest in Camden GP or (iii) on JEDI Linden Inc's one percent interest in JEDI Linden GP L.L.C shall not be required to be pledged.

                  (c) Each Grantor agrees that it shall cause Linden Venture, Camden Venture, and Bayonne Venture not to issue any Equity Interests other than those existing on the date of this Agreement, unless such Equity Interests or Pledged Interests are (i) issued to an issuer of a pledged interest or any Partnership Collateral hereunder or (ii) the issuer of any Pledged Interest under any other Security Document.

                  (d) Any sale, assignment or other disposition of any of the Collateral shall be subject to the Lien created hereunder in favor of the Trustee (on its behalf and on behalf of the Holders of the Notes) continuing in such Collateral; provided that if such Collateral is sold, transferred, assigned or otherwise disposed of pursuant to Section 1016 of the Indenture, then the Collateral so sold, transferred, assigned or disposed of shall, at the request of the Company, be released from the security interest granted herein.

                  SECTION 15. Security Interest Absolute. The obligations of each Grantor under this Agreement are independent of the Secured Obligations or any other obligations of any other Grantor under or in respect of the Indenture, the Notes or this Agreement, and a separate action or actions may be brought and prosecuted against each Grantor to enforce this Agreement, irrespective of whether any action is brought against the Company, such Grantor or any other Grantor or whether the Company, such Grantor or any other Grantor is joined in any such action or actions. All rights of the Trustee and the pledge, assignment and security interest hereunder, and all obligations of each Grantor hereunder, shall be irrevocable, absolute and unconditional, irrespective of, and such Grantor hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of the Indenture, the Notes, any Security Document or any other agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other obligations under the Indenture, the Notes or any Security Document, or any other amendment or waiver of or any consent to any departure from the Indenture, the Notes or any Security Document, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to the Company, any of its Subsidiaries or otherwise;

                  (c) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

                  (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Secured Obligations or any other obligations of the Company or any of the Grantors under the Indenture, the Notes or the Security Documents or any other assets of any Company or any of its Subsidiaries;

                  (e) any change, restructuring or termination of the corporate, partnership or other structure or existence of the Company or any of its Subsidiaries; and

                  (f) any other circumstance (including, without limitation, any statute of limitations) that might otherwise constitute a defense available to, or a discharge of, such Grantor or a third party grantor of a security interest other than payment in full of the Secured Obligations).

                  SECTION 16. Remedies. If an Event of Default shall have occurred and be continuing:

                  (a) The Trustee or a majority of the Holders of the Notes may, or in the event of an acceleration under Section 502 of the Indenture then the Trustee shall, exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or in the Indenture or otherwise available to it, all the rights and remedies of a secured party upon default under the NYUCC (whether or not the NYUCC applies to the affected Collateral) and also may (i) require any Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Trustee forthwith, assemble all or part of the Collateral as directed by the Trustee and make it available to the Trustee at a place to be designated by the Trustee that is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as are deemed commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) All cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be held by the Trustee as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Trustee pursuant to Section 17(b)) in whole or in part by the Trustee for the ratable benefit of the Holders of the Notes against, all or any part of the Secured Obligations in such order as the Trustee shall elect. Any surplus of such cash or cash proceeds held by the Trustee and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantors or to whomsoever else may be lawfully entitled to receive such surplus.

                  (c) Notwithstanding the foregoing, each Grantor and the Trustee recognize that any disposition of Collateral must be made in accordance with any applicable federal or state securities laws. Each Grantor recognizes that the Trustee may deem it impracticable to effect a public sale of all or any part of the Collateral subject to such securities laws and that the Trustee may, therefore, determine to make one or more private sales of any such Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Trustee shall have no obligation to delay sale of any such securities for the period of time necessary to permit such Grantor to register such Collateral for public sale under the Securities Act of 1933, as amended.

                  SECTION 17. Expenses. (a) Each Grantor will upon demand jointly and severally pay to the Trustee (i) the amount of any and all reasonable out-of-pocket costs and expenses of such Trustee, including the reasonable fees and disbursements of counsel to such Trustee and of any experts and trustee, that such Trustee may incur in connection with (x) the administration of this Agreement and the Indenture, (y) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral or (z) the failure by any Grantor to perform or observe any of the provisions hereof; and (ii) all costs and expenses of the Trustee in connection with the exercise of any of their rights hereunder or the enforcement of this Agreement (including, without limitation, the reasonable fees and expenses of counsel for each Trustee and each Lender with respect thereto), whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or in any negotiated settlement or workout, except in the case of clauses (i) and (ii), any such cost, expense or disbursement as may be attributable to the Trustee's negligence or willful misconduct.

                  (b) Without prejudice to the survival of any other agreement of any Grantor hereunder or under the Indenture, the agreements and obligations of the Grantors contained in this Section 19 shall survive the payment in full of the Secured Obligations and the resignation or removal of the Trustee.

                  SECTION 18. Amendments, Waivers and Consents. (a) Any amendment or waiver of any provision of this Agreement and any consent to any departure by any Grantor from any provision of this Agreement shall be effective only if in writing, signed by the Trustee, the Account Collateral Securities Intermediary, and the Grantors and made or duly given in compliance with all of the terms and provisions of the Indenture, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Neither the Trustee nor any Holder of Notes shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Trustee or any Holder of Notes to exercise, or delay in exercising, any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Holder of Notes of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Trustee or such Holder of Notes would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                  (b) Without the consent of any Holders of the Notes, the Grantors, the Account Collateral Securities Intermediary, and the Trustee may amend or waive any provision of this Agreement or consent to any departure by any Grantor from any provision hereof, for any of the following purposes:

                  (i) to evidence the succession of another Person to the Company, or any other Grantor, and the assumption by any such successor of the obligations of the Company or such other Grantor contained herein;

                  (ii) to evidence and provide for the appointment of a successor Trustee or Account Collateral Securities Intermediary hereunder;

                  (iii) to cure any ambiguity, to correct or supplement any provision in this Agreement that may defective or inconsistent with any other provision of this Agreement or the Indenture, or to make any other provisions with respect to matters or questions arising under this Agreement with shall not be inconsistent with the provisions of this Agreement or the Indenture; provided that, in each case, such actions pursuant to this clause shall not materially adversely affect the interests of the Holders;

                  (iv) to mortgage, pledge, hypothecate or grant of security interest in additional collateral in favor of the Trustee for the benefit of the Holders; or

                  (v) to evidence and provide for the release of any Collateral pursuant to Section 14(d).

                  SECTION 19. Notices; Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and, mailed, telecopied, cabled or delivered:

                  (a) if to any Grantor, to it at its address specified in
         Schedule IV hereto;

                  (b) if to the Trustee, to it at 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Corporate Trust Trustee Administration; and

                  (c) if to the Account Collateral Securities Intermediary, to it at 101 Barclay Street, Floor 21 West, New York, New York 10286,
         Attention: Corporate Trust Trustee Administration;

or, as to any such party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and communications shall, when mailed, telecopied, telegraphed or telexed, be effective when deposited in the mails, telecopied, or confirmed by telex answerback, respectively, except that notices and communications to the Trustee shall not be effective until received by the Trustee. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

                  SECTION 20. Continuing Security Interest. Subject to any Collateral released under Section 18, this Agreement shall create a continuing security interest in and to the Collateral and shall (a) remain in full force and effect until the payment in full in cash of the Secured Obligations, (b) be binding upon each Grantor and its successors and assigns and (c) be binding upon and inure, together with the rights and remedies of the Trustee hereunder, to the benefit of, and be enforceable by, the Trustee, the Holders of the Notes, the Account Collateral Securities Intermediary, and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause
(c), the Trustee may assign or otherwise transfer all or any portion of its rights and obligations under the Indenture and the Notes to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Trustee herein or otherwise, in each case as and to the extent provided in Section 610 of the Indenture.

                  SECTION 21. Waivers and Acknowledgments. (a) Each Grantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations and this Agreement and any requirement that the Trustee or any Holder of the Notes protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Company or any other Person or any Collateral.

                  (b) Each Grantor hereby waives any right to revoke this Agreement, and acknowledges that this Agreement is continuing in nature and applies to all Secured Obligations, whether existing now or in the future.

                  (c) Each Grantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Indenture, the Notes and the Security Documents and that the waivers set forth in this Section 21 are knowingly made in contemplation of such benefits.

                  SECTION 22. Subrogation. None of the Grantors will exercise any rights that it may now or hereafter acquire against the Company, any of its Subsidiaries or any other insider grantor that arise from the existence, payment, performance or enforcement of such Grantor's obligations under this Agreement, the Indenture or the Notes, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Trustee or any Holders of the Notes against the Company, any of its Subsidiaries or any other insider grantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, any of its Subsidiaries or any other insider grantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Secured Obligations and all other amounts payable under this Agreement shall have been paid in full in cash (except that each Grantor may exercise any such claim, right or remedy solely against, and such Grantor may take and receive any such amount solely from, amounts permitted to be distributed or paid on account of Subordinated Indebtedness in accordance with and subject to the restrictions set forth in
Section 1012 of the Indenture). If any amount shall be paid to such Grantor in violation of the preceding sentence at any time prior to the later of the payment in full in cash of the Secured Obligations and all other amounts payable under this Agreement, such amount shall be held in trust for the benefit of the Trustee and shall forthwith be paid to the Trustee to be credited and applied to the Secured Obligations and all other amounts payable under this Agreement, whether matured or unmatured, in accordance with the terms of the Indenture, or to be held as Collateral for any Secured Obligations or other amounts payable under this Agreement thereafter arising.

                  SECTION 23. Release and Termination. Upon the payment in full in cash of the Secured Obligations, the pledge, assignment and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantors. Upon any such termination, the Trustee will, at the Grantors' expense, execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

                  SECTION 24. Authority of the Trustee. (a) The Trustee shall have and be entitled to exercise all powers hereunder that are specifically granted to the Trustee by the terms hereof, together with such powers as are reasonably incident thereto. The Trustee may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Except as otherwise expressly provided in this Agreement or the Indenture, neither the Trustee nor any director, officer, employee, attorney or agent of the Trustee shall be liable to the Grantors for any action taken or omitted to be taken by the Trustee, in its capacity as Trustee, hereunder, except for its own negligence or willful misconduct, and the Trustee shall not be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

                  (b) Each Grantor acknowledges that the rights and responsibilities of the Trustee under this Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Trustee and the Holders of the Notes, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Grantors, the Trustee shall be conclusively presumed to be acting as agent for the Holders of the Notes with full and valid authority so to act or refrain from acting, and such Grantor shall not be obligated or entitled to make any inquiry respecting such authority.

                  SECTION 25. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 26. Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Trustee or any of the Holders of Notes or by any other Person upon the insolvency, bankruptcy or reorganization of the Company or any other Grantor or otherwise, all as though such payment had not been made.

                  SECTION 27. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 28. Governing Law; Entire Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Agreement constitutes the entire understanding among the Grantors, the Trustee and the Holders of the Notes with respect to the subject matter hereof and supercede any prior agreements, written or oral, with respect thereto.

                  SECTION 29. Resignation and Removal of the Account Collateral Securities Intermediary. The Trustee may remove the Account Collateral Securities Intermediary upon 30 days' prior written notice to the Grantor and the Account Collateral Securities Intermediary. The Account Collateral Securities Intermediary shall have the right to resign upon 30 days' prior written notice to the Grantors and the Trustee. Upon any such removal or resignation of the Account Collateral Securities Intermediary to act hereunder, the Trustee shall appoint a successor Account Collateral Securities Intermediary which successor shall be a Securities Intermediary having a combined capital and surplus of at least $50,000,000. Notwithstanding the foregoing, no resignation, removal or replacement of the Account Collateral Securities Intermediary shall be effective until a successor Account Collateral Securities Intermediary has been appointed and has agreed in a manner reasonably satisfactory to the Trustee to act as Account Collateral Securities Intermediary hereunder.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                                THE GRANTORS:

                                                EAST COAST POWER L.L.C.



                                                  By:   /s/ ROSS D. AIN
                                                     ---------------------------
                                                     Name:  Ross D. Ain
                                                     Title: President



                                                JEDI LINDEN LP, L.L.C.

                                                By: JEDI LINDEN NB, L.L.C., its
                                                    sole member

                                                By: EAST COAST POWER L.L.C., its
                                                    sole member


                                                  By:   /s/ ROSS D. AIN
                                                     ---------------------------
                                                     Name:  Ross D. Ain
                                                     Title: President

                                                JEDI LINDEN NB, L.L.C.

                                                By: EAST COAST POWER L.L.C., its
                                                    sole member


                                                  By:   /s/ ROSS D. AIN
                                                     ---------------------------
                                                     Name:  Ross D. Ain
                                                     Title: President



                                                JEDI CAMDEN LP, L.L.C.

                                                By: EAST COAST POWER L.L.C., its
                                                    sole member


                                                  By:   /s/ ROSS D. AIN
                                                     ---------------------------
                                                     Name:  Ross D. Ain
                                                     Title: President

                                                THE TRUSTEE:

                                                THE BANK OF NEW YORK, AS TRUSTEE


                                                  By:   /s/ MARY BETH LEWICKI
                                                     ---------------------------
                                                     Name:  Mary Beth Lewicki
                                                     Title: Assistant
                                                            Vice-President



                                                THE ACCOUNT COLLATERAL
                                                SECURITIES INTERMEDIARY:

                                                THE BANK OF NEW YORK, AS ACCOUNT
                                                COLLATERAL SECURITIES
                                                INTERMEDIARY


                                                By:   /s/ MARY BETH LEWICKI
                                                   -----------------------------
                                                   Name:  Mary Beth Lewicki
                                                   Title: Assistant
                                                          Vice-President

                                   SCHEDULE I

                                PLEDGED INTERESTS

===========================================================================================================================
                                                                                                              PERCENTAGE
                                                                                                            OF OUTSTANDING
           GRANTOR                             ISSUER                         TYPE OF INTEREST             EQUITY INTERESTS
===========================================================================================================================
East Coast Power L.L.C.                JEDI Camden LP, L.L.C.            Limited Liability Company               100%
                                                                            Membership Interest
                                -------------------------------------------------------------------------------------------
                                       JEDI Camden GP, L.L.C.            Limited Liability Company               100%
                                                                            Membership Interest
                                -------------------------------------------------------------------------------------------
                                       JEDI Linden NB, L.L.C.            Limited Liability Company               100%
                                                                            Membership Interest
                                -------------------------------------------------------------------------------------------
                                       JEDI Bayonne GP, L.L.C.           Limited Liability Company               100%
                                                                            Membership Interest
===========================================================================================================================
JEDI Linden NB, L.L.C.                 JEDI Linden LP, L.L.C.            Limited Liability Company               100%
                                                                            Membership Interest
                                -------------------------------------------------------------------------------------------
                                       JEDI Linden GP, L.L.C.            Limited Liability Company                99%
                                                                            Membership Interest
                                -------------------------------------------------------------------------------------------
                                         JEDI Linden, Inc.                     Capital Stock                     100%
===========================================================================================================================

                                   SCHEDULE II

                                  PLEDGED DEBT

============================================================================================================================
                                                                                                                 MAXIMUM
            GRANTOR                             DEBT ISSUER                          DESCRIPTION                PRINCIPAL
                                                                                                                 ACCOUNT
============================================================================================================================
    East Coast Power L.L.C.           Cogen Technologies Linden, Ltd.              $289,581,328.07           $289,581,328.07
                                                                                  Subordinated Note
============================================================================================================================

                                  SCHEDULE III

                             PARTNERSHIP COLLATERAL

================================================================================
           GRANTOR                    PARTNERSHIP                INTEREST
================================================================================
  JEDI Linden LP, L.L.C.           Cogen Technologies       100% of the limited
                                      Linden, Ltd.         partnership interest
--------------------------------------------------------------------------------
  JEDI Camden LP, L.L.C.           Cogen Technologies       100% of the limited
                                    Camden GP, L.P.        partnership interest
================================================================================

                                   SCHEDULE IV

                          ADDRESSES OF CHIEF PLACES OF
                      BUSINESS AND CHIEF EXECUTIVE OFFICES

====================================================================================================
                                   ADDRESS OF CHIEF PLACE OF              ADDRESS OF CHIEF EXECUTIVE
             GRANTOR                       BUSINESS                                OFFICE
====================================================================================================
East Coast Power L.L.C.            1400 Smith Street,                     1400 Smith Street,
                                   Houston, Texas 77002                   Houston, Texas 77002
----------------------------------------------------------------------------------------------------
JEDI Linden NB, L.L.C.             1400 Smith Street,                     1400 Smith Street,
                                   Houston, Texas 77002                   Houston, Texas 77002
----------------------------------------------------------------------------------------------------
JEDI Linden LP, L.L.C.             1400 Smith Street,                     1400 Smith Street,
                                   Houston, Texas 77002                   Houston, Texas 77002
----------------------------------------------------------------------------------------------------
JEDI Camden LP, L.L.C.             1400 Smith Street,                     1400 Smith Street,
                                   Houston, Texas 77002                   Houston, Texas 77002
====================================================================================================